Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions as to the following proposals: (1) elect Board Members, (2) Regroup and Reorganize Fund and (3) Revise Fundamental Investment Policies.

Proposal 1: Election of Board Members

                              Authority           Broker
Nominees            Votes For Withhold  Abstentions    Non-Votes
Elliot J. Berv           3,533,718.471  63,613.765     0.000
0.000
A. Benton Cocanougher         3,528,438.136  68,894.100     0.000
0.000
Jane F. Dasher           3,532,195.299  65,136.937     0.000
0.000
Mark T. Finn             3,511,405.956  85,926.280     0.000
0.000
Rainer Greeven           3,506,125.621  91,206.615     0.000
0.000
Stephen Randolph Gross   3,533,718.471  63,613.765     0.000
0.000
Richard E. Hanson Jr.         3,532,195.299  65,136.937     0.000
0.000
Diana R. Harrington      3,532,195.299  65,136.937     0.000
0.000
Susan M. Heilbron        3,532,195.299  65,136.937     0.000
0.000
Susan B. Kerley               3,532,195.299  65,136.937     0.000
0.000
Alan G. Merten           3,505,938.928  91,393.308     0.000
0.000
R. Richardson Pettit          3,532,195.299  65,136.937     0.000
0.000
R. Jay Gerken, CFA       3,511,405.956  85,926.280     0.000
0.000


Proposal 2: Regroup and Reorganize Fund

                              Authority           Broker
Nominees            Votes For Withhold  Abstentions    Non-Votes
Regroup and Reorganzie   2,959,582.332  40,120.051     80,818.853
516,811.000


Proposal 3: Revise Fundamental Investment Policies

                              Authority           Broker
Nominees            Votes For Withhold  Abstentions    Non-Votes
Borrowing Money          2,961,686.515  60,013.898 58,820.823
516,811.000
Underwriting             2,939,433.719  82,236.603     58,850.914
516,811.000
Lending                  2,925,514.939  99,371.510     55,634.787
516,811.000
Issuing Senior Securities     2,923,892.706  100,993.743
55,634.787     516,811.000
Real Estate              2,947,827.454  77,028.904     55,664.878
516,811.000
Commodities              2,925,514.939  99,341.419     55,664.878
516,811.000
Concentration            2,921,757.776  103,128.673    55,634.787
516,811.000
Non-Fundamental          2,922,844.622  102,041.827    55,634.787
516,811.000